UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2020

ELECTRO-SENSORS, INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	000-09587	41-0943459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6111 Blue Circle Drive

Minnetonka, Minnesota 55343-9108

(Address of Principal Executive Offices)

(952) 930-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	ELSE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed by Electro-Sensors, Inc., a Minnesota corporation (the “Company”) in its Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2020, on May 5, 2020, the Company entered into a U.S. Small Business Administration Paycheck Protection Program promissory note in the principal amount of $645,180 (the “PPP Loan”). The PPP Loan was unsecured and was evidenced by a note in favor of US Bank National Association as the lender.

Subsequent to receipt of the loan, the Board of Directors (the “Board”) of the Company continued to monitor the Company’s ongoing performance. As a result, the Board determined that given the strength of the Company’s operations and its possible access to additional capital, the Company would repay the entire amount of the PPP Loan. The Company repaid the PPP Loan in full on June 4, 2020. There were no prepayment penalties in connection with this voluntary prepayment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELECTRO-SENSORS, INC.

Date: June 9, 2020	By: /s/ David L. Klenk
David L. Klenk
Chief Executive Officer and Chief Financial Officer